EXHIBIT 10.3


                     TERMINATION AGREEMENT


     This Termination Agreement (the "Agreement"), entered into and effective as of June 30, 1999 (the "Effective Date"), is between Leighton E. Moss ("Moss") and R&B Falcon Corporation
("R&B Falcon").

     Moss  and  R&B Falcon agree that the termination  of  Moss's
employment   will  be  governed  by  the  following   terms   and
conditions:

     1. As of the Effective Date Moss tenders his resignation as Senior Vice President and Co-Counsel of R&B Falcon and as a director, officer and/or employee of all direct and indirect subsidiaries and affiliated companies of R&B Falcon, as the case may be, which R&B Falcon accepts on its behalf and on behalf of such subsidiaries and affiliated companies.

     2. Upon execution of this Agreement R&B Falcon agrees to provide to Moss a severance package consisting of the following:

               a. A lump sum in cash, less deductions required by law, equal to the sum of (1) Moss's annual base salary through June 30, 1999, to the extent not theretofore paid, (2) the product of (x) Moss's targeted annual bonus for 1999 and (y) a fraction (the numerator of which is the number of days from January 1, 1999 through June 30, 1999, and the denominator of which is 365) and (3) any compensation previously deferred or earned by Moss (together with any accrued interest or earnings thereon), any unreimbursed expenses and any accrued vacation pay, in each case to the extent not theretofore paid;

               b. A lump sum in cash, less deductions required by law, equal to the product of (a) the sum of the highest annual base salary and the highest annual bonus that has been payable to Moss within the past three years (including such salary and bonus paid by a previous employer which is a direct subsidiary of R&B Falcon as of the date of this Agreement and with respect to the 1998 fiscal year Moss received a bonus equivalent to $120,425) times (b) three;

               c. Through and including June 30, 2002, Moss shall be provided, at the expense of R&B Falcon, all benefits under (or substantially equivalent benefits to) R&B Falcon's welfare benefit plans, practices, policies and programs (including, without limitation, medical, prescription, dental, vision, disability, salary continuance, group life and supplemental group life and accidental death insurance plans and programs), to the extent generally applicable to other R&B Falcon executives; and

               d. Notwithstanding anything to the contrary in Moss's Stock Option Agreements dated as of April 7, 1999 and May 19, 1999, the immediate vesting with respect to the options to purchase the common stock of R&B Falcon awarded to Moss thereunder, with the right to exercise all such options at any time until April 7, 2009 and May 19, 2009, respectively, R&B Falcon hereby expressly waiving the provisions of Paragraph 18 of such stock option agreements.

          All cash payments due to Moss under the terms of this Agreement shall be paid by R&B Falcon within two business days following the Effective Date.

     3. Upon execution of this Agreement and subject to the payment and other obligations of R&B Falcon set out in
          Section 2 above, this Agreement constitutes full satisfaction of all obligations of R&B Falcon under and pursuant to Section 4 of that Employment Agreement dated as of March 25, 1998 between Moss and R&B Falcon.

     4. The Agreement shall be binding upon and shall inure to the benefit of the parties, their respective representatives, agents, attorneys, successors and assigns, and, in particular, without limiting the generality of the foregoing, to R&B Falcon's directors, officers and employees and to Moss's heirs, executors, administrators, legal and personal representatives and assigns.

     5. This Agreement shall be deemed to be a contract made under and governed by, the laws of the State of Texas, without reference to principles of conflicts of law.

     6. This Agreement constitutes the complete and entire agreement between the parties. This Agreement supersedes and cancels all prior or contemporaneous representations, promises or agreements between the parties. This Agreement cannot be amended or modified except by written agreement signed by each of the parties hereto.

     7. The provisions of this Agreement are severable. If a court or other tribunal of competent jurisdiction rules any provision of this Agreement is invalid or unenforceable, such ruling will not affect the validity or enforceability of any other provision of the Agreement, and this Agreement shall be deemed to be modified and amended so as to be enforceable to the extent permitted by law.

     8.   This Agreement is signed in Houston, Texas on May     ,
          1999.



                         ________________________
                              Leighton E. Moss



                         R&B FALCON CORPORATION


                         By:_____________________
                              Paul B. Loyd, Jr.
                              Chairman